UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Northern Trust Corporation

(Exact name of registrant as specified in its charter)

Delaware	36-2723087
(State of incorporation or organization)	(IRS Employer Identification No.)

50 South LaSalle Street, Chicago, Illinois	60603
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Depositary Shares, Each Representing a 1/1,000th Interest in a Share of Series C Non-Cumulative Perpetual Preferred Stock	The NASDAQ Stock Market LLC

If this Form 8-A relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is to become effective pursuant to General Instruction A.(c), please check the following box. ☒

If this Form 8-A relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is to become effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:

File No. 333-197686

Securities to be registered pursuant to Section 12(g) of the Act:

None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the depositary shares (the “Depositary Shares”) being registered hereby, including the Series C Non-Cumulative Perpetual Preferred Stock, which is represented by the Depositary Shares, is set forth under (a) “Description of the Preferred Stock” and “Description of the Depositary Shares” in the prospectus (the “Prospectus”) included in the Registration Statement on Form S-3 (No. 333-197686) of Northern Trust Corporation (the “Corporation”), as filed with the Securities and Exchange Commission (the “Commission”) on July 29, 2014, and (b) “Description of Series C Preferred Stock” and “Description of Depositary Shares” in the prospectus supplement (the “Prospectus Supplement”) dated July 29, 2014, as filed with the Commission on July 30, 2014, pursuant to Rule 424(b)(5) of the Securities Act of 1933, as amended. The foregoing Prospectus and Prospectus Supplement are incorporated herein by reference.

Item 2.	Exhibits.

Exhibit 4.1	Restated Certificate of Incorporation of Northern Trust Corporation, as amended (incorporated herein by reference to Exhibit 3.1 to the Corporation’s Current Report on Form 8-K filed on April 18, 2006)

Exhibit 4.2	By-laws, as amended (incorporated herein by reference to Exhibit 3.1 to the Corporation’s Current Report on Form 8-K filed on April 18, 2012)

Exhibit 4.3	Certificate of Designation of Series C Non-Cumulative Perpetual Preferred Stock of Northern Trust Corporation, dated August 4, 2014 (incorporated herein by reference to Exhibit 4.1 to the Corporation’s Current Report on Form 8-K filed on August 4, 2014)

Exhibit 4.4	Form of Certificate representing Series C Non-Cumulative Perpetual Preferred Stock of Northern Trust Corporation (incorporated herein by reference to Exhibit 4.2 to the Corporation’s Current Report on Form 8-K filed on August 4, 2014)

Exhibit 4.5	Deposit Agreement, dated August 5, 2014, between Northern Trust Corporation, Wells Fargo Bank, N.A., as depositary, and the holders from time to time of the depositary receipts described therein (incorporated herein by reference to Exhibit 4.1 to the Corporation’s Current Report on Form 8-K filed on August 5, 2014)

Exhibit 4.6	Form of Depositary Receipt (incorporated herein by reference to Exhibit 4.2 to the Corporation’s Current Report on Form 8-K filed on August 5, 2014)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: August 29, 2014	NORTHERN TRUST CORPORATION

/s/ Stephanie S. Greisch
Name: Stephanie S. Greisch
Title: Corporate Secretary

EXHIBIT INDEX

Number	Description

Exhibit 4.1	Restated Certificate of Incorporation of Northern Trust Corporation, as amended (incorporated herein by reference to Exhibit 3.1 to the Corporation’s Current Report on Form 8-K filed on April 18, 2006)

Exhibit 4.2	By-laws, as amended (incorporated herein by reference to Exhibit 3.1 to the Corporation’s Current Report on Form 8-K filed on April 18, 2012)

Exhibit 4.3	Certificate of Designation of Series C Non-Cumulative Perpetual Preferred Stock of Northern Trust Corporation, dated August 4, 2014 (incorporated herein by reference to Exhibit 4.1 to the Corporation’s Current Report on Form 8-K filed on August 4, 2014)

Exhibit 4.4	Form of Certificate representing Series C Non-Cumulative Perpetual Preferred Stock of Northern Trust Corporation (incorporated herein by reference to Exhibit 4.2 to the Corporation’s Current Report on Form 8-K filed on August 4, 2014)

Exhibit 4.5	Deposit Agreement, dated August 5, 2014, between Northern Trust Corporation, Wells Fargo Bank, N.A., as depositary, and the holders from time to time of the depositary receipts described therein (incorporated herein by reference to Exhibit 4.1 to the Corporation’s Current Report on Form 8-K filed on August 5, 2014)

Exhibit 4.6	Form of Depositary Receipt (incorporated herein by reference to Exhibit 4.2 to the Corporation’s Current Report on Form 8-K filed on August 5, 2014)